Exhibit 99-A


         MANAGEMENT INCENTIVE STOCK OPTION PLAN


1.   Establishment     and    Purpose.      Sprint
     Corporation,   a   Kansas  corporation   (the
     "Company"), hereby establishes a stock option
     plan  to  be  named the Management  Incentive
     Stock Option Plan (the "Plan") The purpose of
     the  Plan  is  to  permit  employees  of  the
     Company and its subsidiaries who are eligible
     to  receive annual incentive compensation  to
     receive nonqualified stock options in lieu of
     a  portion of the target incentive under  the
     Company's    management    incentive    plans
     ("MIPs"),  thereby encouraging the  employees
     to  focus on the growth and profitability  of
     the Company and the performance of its common
     stock.   Subject to approval of the Company's
     stockholders, the Plan provides for options to be granted beginning March 15, 1995, and ending April 18, 2005. Stock options granted prior to or as of April 18, 2005, may extend beyond that date.

2.   Administration.    The    Plan    shall    be
     administered   by   the   Organization    and
     Compensation  Committee  of  the   Board   of
     Directors  (the  "Committee").   The  Company
     shall   grant  options  under  the  Plan   in
     accordance  with determinations made  by  the
     Committee pursuant to the provisions  of  the
     Plan.   The Committee from time to  time  may
     adopt (and thereafter amend and rescind) such
     rules  and regulations for carrying  out  the
     Plan   and   take   such   action   in    the
     administration of the Plan, not  inconsistent
     with  the provisions of the Plan, as it shall
     deem  proper.  The Committee may correct  any
     defect, supply any omission or reconcile  any
     inconsistency in the Plan, or in  any  option
     or  restricted shares of common stock granted
     or issued pursuant to the Plan, in the manner
     and to the extent it shall deem desirable  to
     effect the terms of the Plan. With respect to
     any  option or restricted stock issued  under
     the  Plan,  the Committee may determine  when
     the  option  may  become exercisable  or  the
     restrictions on restricted stock shall lapse,
     as   the  case  may  be,  whenever,  in   the
     judgement of the committee, doing so would be
     in the best interest of the Corporation.  The
     interpretation   and  construction   of   any
     provisions  of  the  Plan  by  the  Committee
     shall,  unless  otherwise determined  by  the
     Board  of Directors of the Company, be  final
     and  conclusive.  No member of the  Board  of
     Directors  or the Committee shall  be  liable
     for  any action or determination made in good
     faith  with respect to the Plan or any option
     granted  under  it.  The Corporate  Secretary
     shall act as Plan Administrator carrying  out
     the  day-to-day administration  of  the  Plan
     unless the Committee appoints another officer
     or   employee   of   the  Company   as   Plan
     Administrator.  The Corporate  Secretary  may
     condition the exercise of any option  on  the
     optionee's   filing  with   the   Company   a
     representation in such form as the  Corporate
     Secretary considers appropriate at the time of the exercise to insure the optionee's, the grantee's, or the Company's compliance with
     (1) the terms of the option, (2) the terms of any policies of the Company, or (3) any laws or regulations, in each case as they may be potentially affected by the exercise of the option or the disposition of the shares of common stock acquired in its exercise.

3.   Eligibility.   The Committee  will  determine
     each year whether options will be granted  in
     such  year,  whether  participation  will  be
     elective or automatic, which class or classes
     of  common stock will be subject to  purchase
     by  participants  (which  may  different  for
     different groups of employees) and the amount
     of  incentive compensation to be given up for
     each stock option.  Any salaried employee  of
     the  Company  and its subsidiaries  shall  be
     eligible to be selected for participation  in
     the   MIPs.   The  Committee  will,  in   its
     discretion,   determine  the  employees   who
     participate in the MIPs and, therefore, who will be eligible for

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     options, the dates  on which options shall be
     granted, and any conditions on the exercise of the options.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

4. Common Stock Subject to the Plan. The shares of any class of publicly traded common stock of the Company to be issued upon the exercise of a nonqualified option to purchase such common stock granted in lieu of MIP payout may be made available from the authorized but unissued common stock of the Company, shares of common stock held in the treasury, or common stock purchased on the open market or otherwise.

     Approval of the Plan by the Stockholders of the Company shall constitute authorization to use such shares for the Plan subject to the discretion of the Board or as such discretion may be delegated to the Committee.

     Subject to the provisions of the following paragraph, the total number of shares for which options may be granted under the Plan each year shall be 0.9% of the total outstanding shares of each class of common stock of the Company
     (including, with respect to the PCS Stock, both
     Series 1 and Series 2 PCS Stock) as of the first day of such year; provided, however, that such number shall be increased in any year by the number of shares available in previous years for which options have not been granted. If and when an option granted under the Plan is forfeited, cancelled, expired, or otherwise terminated without having been exercised in full, the remaining shares shall again become available for grant under the Plan.

     The number and kind of shares subject to the Plan may be appropriately adjusted by the Committee in the circumstances outlined in Section 5(k).

5.   Stock  Options;  Terms and Conditions.   Each
     option will represent the right to purchase a specific class and number of shares of common stock of the Company and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     a. Consideration for and Class and Number of Options. Each option shall be granted in lieu of a portion of the optionee's payout under the MIPs or in lieu of other incentive compensation as determined by the Committee. The Committee shall determine the class and the number of shares or the manner of determining the class and number of shares available for each option, subject to the total number of shares available under the Plan for such year, and the amount or the method of determining the consideration to be given up by each participant in return for an option, taking into consideration appropriate factors in making such determinations, such as interest rates, volatility of the market price of the class of common stock of the Company and the term of the option; provided, however that shares subject to options granted to any individual employee during any calendar year shall not

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          exceed a total of 1,000,000 shares of FON
          Stock (as defined in the Company's articles of incorporation) or 500,000 shares of Series
          1 PCS Stock (as defined in the Company's articles of incorporation).

     b.   Participation     in      the      Plan.
          Participation  in  the   Plan   may   be
          voluntary or automatic, as determined by
          the Committee.  The rules and procedures
          for    voluntary   participation,   when
          applicable, shall be established and implemented by the Plan Administrator.

     c. Exercise Price. Unless the Committee determines otherwise, the price at which each share covered by an option may be purchased shall be one hundred percent (100%) of the fair market value of the Company's common stock subject to purchase under the option on the date the option is granted, but in no event at a price lower than the fair market value of one share of such stock. Fair market value shall be deemed to be the average of the high and low prices of the Company's common stock for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's common stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     d.   Vesting.      Unless    the    Committee
          determines   otherwise,   stock   option
          grants  shall provide: (i) with  respect
          to  options  issued in  lieu  of  annual
          management incentive compensation,  that
          the total number of shares subject to an
          option shall become exercisable December
          31  in the year of the date of grant and
          (ii)  with respect to options issued  in
          lieu   of   or  as  part  of   long-term
          incentive  compensation ("LTIP Options")
          that  the total number of shares subject
          to  the  option shall become exercisable
          in   full  on  the  third  December   31
          following  the grant date.   Unless  the
          Committee  provides  otherwise,  if  the
          grantee  of  an  LTIP Option  terminates
          employment  by  reason of the  grantee's
          death,   total  disability,  or   normal
          retirement  (except  in  the   case   of
          mandatory  retirement  of  any   outside
          director,   with  respect   to   options
          outstanding   at  least   1   year1   on
          retirement),   the  LTIP  Option   shall
          become   exercisable  in  full  on   the
          grantee's termination date.  Unless  the
          Committee provides otherwise, if the grantee of any other option terminates employment before the option becomes exercisable for any reason other than termination for good cause, the option shall be forfeited and any incentive compensation foregone to acquire the options shall be restored to the grantee as if an election to acquire options were not made.

     e. Term of Option. Options shall not be exercisable after the expiration of ten
          (10) years from the date of grant.

     f.   Payment   of  Exercise  Price.   Options
          shall  be exercisable only upon  payment
          to  the  Company  of the  full  purchase
          price  of  the  shares with  respect  to
          which  options  are exercised.   Payment
          for the shares shall be either in United
          States  dollars, payable in cash  or  by
          check,   or   by

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          surrender of stock certificates representing
          the same class of common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such options are exercised multiplied by the exercise price per share. The fair market value of common stock on the date of exercise of options shall be determined in the same manner as the fair market value of common stock on the date of grant of options is determined. In that event, fair market value of the shares of restricted stock will be determined as if the shares were not restricted.
          In lieu of the delivery of physical certificates, the optionee may deliver shares in payment of the exercise price by attesting, on a form established for such purpose by the Secretary, to the ownership, either outright or through ownership of a broker account, of a sufficient number of Seasoned Shares (at defined in the 1990 Stock Option Plan). The attestation must be notarized and signed by the optionee's spouse if the spouse is a joint owner of the shares with respect to which such attestation is made and must be accompanied by such documentation as the Corporate Secretary may consider necessary to evidence actual ownership of such shares.

     g.   Manner   of   Exercise.    A   completed
          exercise  form  and the exercise  price,
          whether  in the form of cash  or  stock,
          must    be   delivered   to   the   Plan
          Administrator  in order to  exercise  an
          option.   An  option  shall  be   deemed
          exercised on the date such exercise form and payment are received by the Plan
          Administrator.

     h.   Time  for Exercise.  Each option expires
          if  it has not been exercised within its
          term.   Once  an option has expired  for
          any   reason,  it  can  no   longer   be
          exercised.   If the grantee's employment
          with the Company or a subsidiary of  the
          Company is terminated, the optionee  may
          exercise options that are exercisable on
          the  date  of termination of  employment
          until  the  earlier of (1) the  date  on
          which the option expires and (2) the end
          of   the   applicable    period   below,
          beginning on the grantee's:

          (i)    retirement:  five years after  the
                 grantee's retirement date.

          (ii)   disability  (qualifying  for  long-
                 term disability benefits under  the
                 Company's      Basic      Long-Term
                 Disability Plan):  five years after
                 the grantee's qualification date.

          (iii)  death:   one year  after  the
                 grantee's  death for the estate  or
                 designated beneficiary to  exercise
                 the decedent's options.

          (iv)   involuntary termination other  than
                 for  cause:  the date on which  the
                 option expires.

          (v)    voluntary    termination:     three
                 months  from the grantee's date  of
                 termination of employment.

          If a grantee's employment is terminated for a reason constituting good cause, any outstanding options granted under the Plan shall automatically terminate. "Good cause" means conduct by the grantee


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

          that reflects adversely on the grantee's honesty, trustworthiness or fitness as an employee, or the grantee's willful engagement in conduct which is demonstrably and materially injurious to the Company.

          If a grantee becomes associated with,
          becomes employed by, renders services to, or owns any interest in (other than an insubstantial interest, as determined by the Committee) any business in competition with the Company, all outstanding options granted to the grantee whether vested or unvested shall automatically terminate and shares of restricted stock received upon the exercise of an option pursuant to Section 6 hereof that continue to be restricted shall be forfeited. For purposes of this Plan, an employee who becomes employed by certain non-subsidiary affiliates designated by the Committee (each, together with their subsidiaries, an "Affiliated Entity"), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated
          Entities without becoming re-employed by the Company or its subsidiaries.

     i. Restricted Stock. Certain grantees may elect to receive restricted shares in connection with an exercise of an option by the grantee, as provided in Section 6 hereof.

     j.   Beneficiary  Designations.  The  grantee
          of an option may designate a beneficiary
          or  beneficiaries to exercise  unexpired
          options held by the grantee and  to  own
          shares  issued  upon any  such  exercise
          after  the grantee's death without order
          of  any  probate court or otherwise.   A
          beneficiary  so designated may  exercise
          an   option  upon  presentation  to  the
          Company of evidence satisfactory to  the
          Corporate   Secretary   of    (1)    the
          beneficiary's identity and (2) the death
          of  the  grantee.  A grantee may  change
          any  beneficiary designation of  options
          held  by  the grantee at anytime  before
          his   death  but  may  not  do   so   by
          testamentary designation in his will  or
          otherwise.    Beneficiary   designations
          must  be  made  in  writing  on  a  form
          provided  by  the  Corporate  Secretary.
          Beneficiary  designations  shall  become
          effective  on  the date that  the  form,
          properly    completed,    signed     and
          notarized, is received by the Secretary.
          Any  designation  of a beneficiary  with
          respect  to any option shall  be  deemed
          canceled  upon  the  transfer  of   such
          option to a trust in accordance with the terms of the Plan.

     k.   Change  in Stock, Adjustments.   In  the
          event  of  any  merger,  reorganization,
          consolidation,  recapitalization,  stock
          dividend,  spin-off, or other change  in
          the  corporate  structure affecting  the
          shares, such adjustment shall be made in
          the aggregate number and class of shares
          that may be delivered under the Plan, in
          the  number and class of shares that may
          be  subject to an option granted to  any
          individual in any year under  the  Plan,
          and  in  the  number, class, and  option
          price  of  shares subject to outstanding
          options granted under the Plan,  as  may
          be  determined to be appropriate by  the
          Committee,   in  its  sole   discretion,
          provided  that  the  number  of   shares
          subject to any option shall always be a whole number.

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     l.   Limitations  on Transfer.   Options  may
          not  be  transferred, levied, garnished,
          executed  upon, subjected to a  security
          interest,  or  assigned  to  any  person
          other than the grantee, except that  the
          grantee  may  transfer an  option  to  a
          trust  of the kind described in  Section
          6(b). Any such trust as transferee of an
          option  may  not (1) dispose  of  shares
          received in an exercise of such  options
          until such shares are validly registered
          or  exempt  from registration under  any
          applicable  exemption from  registration
          under  the  Securities Act of  1933,  as
          amended, in the opinion of the Corporate
          Secretary  or  (2) while  continuing  to
          hold options issued under this plan,  be
          amended   to  change  beneficiaries   to
          persons other than those permissible under Section 6(b). Documents evidencing the transfer of any option and the identity of the transferee shall be in such form as may be required by the Corporate Secretary.

6.   Restricted   Stock.   Certain  grantees,   as
     determined  by the Committee,  may  elect  to
     receive  restricted shares upon  payment  for
     the  exercise  of an option in  the  form  of
     unrestricted common stock.  The grantee  will
     receive   the  same  number  of  unrestricted
     shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted.
     The Company shall be authorized to issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     a.   The grantee shall elect a vesting period
          for  the restricted common stock  to  be
          received upon exercise of the option  of
          between  6 months and 10 years,  subject
          to  rules and procedures established  by
          the Plan Administrator.  At any time  on
          or   before  the  13th  calendar   month
          preceding the date on which restrictions on shares of restricted stock would otherwise lapse, the grantee may elect to extend the vesting period on all but not a portion of such shares by six months or any multiple of six months.

     b.   The   grantee  who  receives  restricted
          stock  may  not sell, transfer,  assign,
          pledge  or otherwise encumber or dispose
          of shares of restricted stock until such
          time  as all restrictions on such  stock
          have  lapsed except to a trust of  which
          the  grantee, the grantee's  spouse,  or
          descendants  (by  blood,  adoption,   or
          marriage) of the grantee are the primary
          beneficiaries  and which  is  a  grantor
          trust  treated as owned by  the  grantee
          under   Subchapter  J  of  the  Internal
          Revenue Code, upon the following terms:

          (A)  the Company receives, prior to such
               transfer, a true copy of the trust
               agreement and an opinion from
               grantee's counsel (1) that the trust
               will be treated as a grantor trust
               owned by the grantee under Subchapter
               J of the Internal Revenue Code at all
               times until the restrictions on such
               stock lapse or the stock is forfeited
               under the terms of its grant, (2)
               that the terms of the trust provide
               that upon the forfeiture of the
               restricted stock under the terms of
               its grant or the earlier termination
               of the trust for whatever reason,
               ownership of the restricted stock shall
               revert to the grantee or to the Company,
               (3) that the trustee of such trust may
               not, prior to the lapsing of restrictions

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               on such stock, sell, transfer, assign,
               pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the grantee, subject to the restrictions provided for in this Plan, and (4) that, until the restrictions lapse, the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

          (B) the grantee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

          (C)  the Corporate Secretary of the Company
               may, in his discretion, enforce the
               foregoing transfer restrictions by
               maintaining physical custody of the
               certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the grantee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     c. A grantee who elects to receive restricted common stock upon an exercise shall have the right to satisfy tax withholding obligations in the manner provided in Section 8 hereof.

     d.   The  shares  of restricted common  stock
          received  in  an  exercise  of  a  stock
          option  that  continue to be  restricted
          shall  be  forfeited in the  event  that
          vesting  conditions are  not  satisfied,
          subject   to  the  discretion   of   the
          Committee, except in the case of  death,
          disability,   normal   retirement,    or
          involuntary   termination  for   reasons
          other than for good cause, in which case all restrictions lapse. If restricted shares are forfeited, the grantee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company.

     e.   The grantee will have all the rights  of
          a  stockholder with respect to shares of
          restricted  stock  received   upon   the
          exercise  of  an option,  including  the
          right  to  vote the shares of stock  and
          the  right  to dividends on  the  stock.
          Unless     the     Plan    Administrator
          establishes alternative procedures,  the
          shares  of  restricted  stock  will   be
          registered  in the name of  the  grantee
          and  the  certificates  evidencing  such
          shares  shall bear an appropriate legend
          referring  to the terms, conditions  and
          restrictions applicable to the award and
          shall  be held in escrow by the Company.
          The  grantee shall execute a stock power
          or   powers  assigning  the  shares   of
          restricted  stock back to  the  Company,
          which  stock  powers shall  be  held  in
          escrow  by the Company and used only  in
          the  event of the forfeiture of  any  of
          the  shares  of  restricted  stock.    A
          certificate    evidencing   unrestricted
          shares  of common stock shall be  issued
          to   the  grantee  promptly  after   the
          restrictions lapse on any restricted shares.

     f. The Plan Administrator shall have the discretion and authority to establish any rules in connection with restricted stock, including but not limited to regulating the timing of the lapse of restrictions within the six-month to ten-year period and prescribing election forms as the Plan Administrator deems necessary or desirable for the orderly administration of such exercises.

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7.   Reload  Options.  The Committee  may  provide
     that  optionees have the right  to  a  reload
     option,  which  shall  be  subject   to   the
     following terms and conditions:

     a. Grant of the Reload Option; Number of Shares; Price. Subject to subsections (b) and (c) of this
          Section 7 and to the availability of shares to be optioned under the Plan, if an optionee has an option to purchase shares of any class of common stock (the "original option") with reload rights and pays for the exercise of the original option by surrendering common stock of the same class, the optionee shall receive a new option ("reload option") to purchase the number and class of shares so surrendered (or, if applicable, the number of shares provided for in paragraph (h) of this Section 7) at an exercise price equal to the fair market value of the class of stock on the date of the exercise of the original option. If, in the judgment of the Company's Corporate Secretary, the number of shares available on the exercise of the original options falls below a number sufficient to provide for the grant of reload options and for other purposes under the Plan, the Company's Corporate Secretary may authorize the issuance of reload options from any other plan of the Company's under which sufficient shares are authorized but not issued.

     b.   Minimum  Purchase  Required.   A  reload
          option  will  be  granted  only  if  the
          exercise  of the original option  is  an
          exercise  of at least 25% of  the  total
          number  of  shares  granted  under   the
          original option (or an exercise of all the shares remaining under the original option if less than 25% of the shares remain to be exercised).

     c.   Other  Requirements.  A  reload  option:
          (1)  will  not be granted if the  market
          value of the common stock of the Company
          on  the date of exercise of the original
          option  is less than the exercise  price
          of  the original option; (2) will not be
          granted  if the grantee is not,  on  the
          exercise date, an employee of Sprint  or
          a  Sprint  subsidiary; (3) will  not  be
          granted   if  the  original  option   is
          exercised less than one year before  the
          expiration  of the original option;  and
          (4)  with respect to options transferred
          by  the  grantee  to another  person  in
          accordance   with  this   Plan,   reload
          options shall be granted to the grantee upon a stock-for-stock exercise by the optionee to the same extent as if the grantee had exercised the option in a similar manner.

     d. Term of Option. The reload option shall expire on the same date as the original option.

     e. Type of Option. The reload option shall be a nonqualified option to purchase shares of the same class of shares as the original option.

     f.   No   Additional  Reload  Options.    The
          reload options shall not include any right to a second reload option.

     g.   Date  of  Grant, Vesting.  The  date  of
          grant of the reload option shall be  the
          date  of  the  exercise of the  original
          option.   The  reload options  shall  be
          exercisable in full beginning one year from date of grant; provided,

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          however, that all shares purchased upon
          the exercise of the original option
          (except for any shares withheld for tax
          withholding  obligations) shall  not  be
          sold, transferred or pledged within  six
          months from the date of exercise of  the
          original  option, except in a  Permitted
          Disposition  (as  defined  in  the  1990
          Stock Option Plan). The reload option shall become exercisable in full if the optionee terminates employment by reason of the grantee's death, disability, or normal retirement. In no event shall a reload option be exercised after the original option expires as provided in subsection (d) of this Section 7.

     h.   Stock   Withholding;  Grants  of  Reload
          Options.   If the other requirements  of
          this  Section  7 are satisfied,  and  if
          shares    are   withheld    or    shares
          surrendered   for  tax  withholding,   a
          reload  option will be granted  for  the
          number  of shares surrendered as payment
          for  the exercise of the original option
          plus the number of shares surrendered or
          withheld to satisfy tax withholding.  In
          connection   with  reload  options   for
          officers  who are subject to Section  16
          of  the Securities Exchange Act of 1934,
          the Committee may at any time impose any
          limitations  which, in  the  Committee's
          sole   discretion,  are   necessary   or
          desirable   in  order  to  comply   with
          Section 16(b) of the Securities Exchange
          Act   of   1934   and  the   rules   and
          regulations thereunder, or in order to obtain any exemption therefrom.

     i. Other Terms and Conditions. Except as otherwise provided in this Section 7, all the provisions of the Plan shall apply to reload options.

8.   Stock  Withholding Election.  When taxes  are
     withheld in connection with the exercise of a
     stock option by delivering shares of stock in
     payment  of the exercise price, or  upon  the
     lapse  of  restrictions on  restricted  stock
     received upon the exercise of an option  (the
     date  on  which such exercise occurs or  such
     restrictions lapse hereinafter referred to as
     the  "Tax  Date"), the optionee may elect  to
     make  payment for the withholding of federal,
     state   and  local  taxes,  including  Social
     Security and Medicare ("FICA") taxes, up to the optionee's marginal tax rate, by one or both of the following methods:

     (i) delivering part or all of the payment in previously-owned shares of the same class
          (which shall be valued at fair market, as defined herein, on the Tax Date) which shares, if acquired from the Company, must have been held for at least six months;

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law.

     Such election is irrevocable after the Tax Date.
     Any fractional share amount and any additional withholding not paid by the withholding or surrender of shares

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

     must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     If the exercise of an option by an optionee other than the grantee after transfer of the option pursuant to this plan from the grantee to the optionee results in a withholding obligation on the part of the grantee, the grantee may elect to satisfy his withholding obligation by delivery of shares to the Company as permitted in clause (i) above.


9.   Acceleration on a Change in Control

     a.   With   respect   to  any   LTIP   Option
          outstanding for at least one year or any
          restricted shares issued under the  Plan
          the  options shall (subject to the  280G
          limitations  applicable under  the  1990
          Stock Option Plan) become exercisable in full and the restrictions shall lapse, as the case may be, upon a change in control of the Company.

     b.   For purposes of this Plan, a "change in
          control of the Company" shall be deemed
          to have occurred whenever a "Change in
          Control" occurs for purposes of the
          Company's 1990 Stock Option Plan, as
          amended from time to time.

10.  Miscellaneous.

     a.   Amendment.   The  Company  reserves  the
          right  to amend the Plan at any time  by
          action   of   the  Board  of   Directors
          provided  that  no  such  amendment  may
          materially  and  adversely  affect   any
          outstanding  stock options  without  the
          consent  of  the optionee, and  provided
          that,   without  the  approval  of   the
          stockholders,  no  such  amendment   may
          increase the total number of shares reserved for the purposes of the Plan.

     b. Effectiveness of Plan. This Plan shall be effective as of February 18, 1995, subject to approval of Stockholders of the Company prior to February 18, 1996.

     c.   Rights  in Securities.  All certificates
          for  shares  delivered  under  the  Plan
          shall  be subject to such stock-transfer
          orders  and  other restrictions  as  the
          Committee  may deem advisable under  the
          rules,     regulations,    and     other
          requirements   of  the  Securities   and
          Exchange  Commission, any stock exchange
          upon  which the shares are then  listed,
          and  any  applicable  federal  or  state
          securities  law, and the  Committee  may
          cause  a legend or legends to be put  on
          any    such   certificates    to    make
          appropriate    reference     to     such
          restrictions.  No optionee or optionee's
          beneficiary,  executor or administrator,
          legatees  or distributees, as  the  case
          may  be,  will be, or will be deemed  to
          be, a holder of any shares subject to an
          option   unless   and  until   a   stock
          certificate or certificates for such shares are issued to such person or persons under the terms of the Plan. No adjustment shall be made for dividends
          (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(k) hereof.

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


     d.   Date of Grant. The grant of an option
          shall be effective no earlier than the
          date the Committee decides to grant the
          option, except that grants of reload
          options shall be effective as provided
          in Section 7(g) hereof.

     e.   Application  of  Funds.   The   proceeds
          received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

     f.   No   Obligation   to  Exercise   Option.
          Granting of an option shall impose no obligation on the optionee to exercise such option.